                                                                     Exhibit 1.1




                      11,250,000 AMERICAN DEPOSITARY SHARES

                                 TOM ONLINE INC.



                    representing 900,000,000 Ordinary Shares
                      (par value HK$ . per Ordinary Share)




                  FORM OF INTERNATIONAL UNDERWRITING AGREEMENT





March [.], 2004

                                TABLE OF CONTENTS

1.    Representations and Warranties ......................................   5

2.    Agreements to Sell and Purchase .....................................   18

3.    Terms of Public Offering. ...........................................   21

4.    Payment and Delivery. ...............................................   21

5.    Conditions to the Underwriters' Obligations. ........................   24

6.    Covenants of the Company ............................................   28

7.    Indemnity and Contribution ..........................................   32

8.    Termination .........................................................   35

9.    Effectiveness; Defaulting Underwriters ..............................   36

10.   Submission of Jurisdiction ..........................................   37

11.   Currency ............................................................   38

12.   Notices .............................................................   39

13.   Successors ..........................................................   39

14.   Counterparts ........................................................   40

15.   Applicable Law ......................................................   40

16.   Headings ............................................................   40

17.   Miscellaneous .......................................................   40

                                                                 March [.], 2004


Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

      As U.S. Representatives of the several U.S. Underwriters

Citigroup Global Markets Limited
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. International Limited
c/o Morgan Stanley Dean Witter Asia Limited
26th Floor, Three Exchange Square
Central, Hong Kong.

      As International Representatives of the several International Underwriters

Citigroup Global Markets Asia Limited
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley Dean Witter Asia Limited
26th Floor, Three Exchange Square
Central, Hong Kong.

      As Joint Global Coordinators

Dear Sirs and Mesdames:

      TOM Online Inc. (the "Company"), an exempted company incorporated with limited liability under the laws of the Cayman Islands, proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,250,000

American Depositary Shares, each representing 80 ordinary shares, par value HK$ [.] per share (each an "Ordinary Share") of the Company (the "Firm ADSs").

      It is understood that, subject to the conditions hereinafter stated, (i) 5,625,000 Firm ADSs (the "U.S. Firm ADSs") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm ADSs in the United States and Canada to United States or Canadian Persons (as defined below) (the "U.S. Offering") and (ii) 5,625,000 Firm ADSs (the "International Firm ADSs") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Firm ADSs outside the United States and Canada, including to professional and institutional investors in Hong Kong and a preferential offer to certain qualifying shareholders of the TOM Group Limited (the "Qualified Shareholders") of a reserved allocation of [.] Ordinary Shares (the "Reserved Shares", referred to herein as the "Preferential Offering" collectively the "International Offering"). Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated shall act as representatives of the several U.S. Underwriters (the "U.S. Representatives") and Citigroup Global Markets Limited and Morgan Stanley & Co. International Limited shall act as representatives of the several International Underwriters (the "International Representatives"). The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters". As used herein, "you" refers to the U.S. Representatives and the International Representatives. As used herein, (A) "United States or Canadian Person" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person, (B) "United States" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction and (C) "Canada" shall mean Canada, its provinces, its territories and all areas subject to its jurisdiction.

      TOM Group Limited, the parent company of the Company (the "Parent Company"), also proposes to issue and sell to the U.S. Underwriters and the International Underwriters not more than an additional 1,875,000 American Depositary Shares representing 150,000,000 Ordinary Shares of the Company (the "Additional ADSs"), if and to the extent that the Joint Global Coordinators (as defined below) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in
Section 2(b) hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the "ADSs".

      Prior to the commencement of the U.S. Offering and the International Offering, the Company has entered into an agreement dated March 1, 2004 (the "Hong Kong Underwriting Agreement") providing for the public offering by the Company for subscription in Hong Kong (the "Hong Kong Public Offering") of up to an aggregate of 100,000,000 Ordinary Shares (the "Hong Kong Shares") through arrangements with certain underwriters in Hong Kong (the "Hong Kong Underwriters"), for whom Citigroup Global Markets Asia

Limited and Morgan Stanley Dean Witter Asia Limited are acting as representatives (the "Hong Kong Representatives"). The Hong Kong Public Offering, the U.S. Offering and the International Offering are collectively referred to herein as the "Global Offering." Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another. This Agreement and the Hong Kong Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements". As described in Section 2(a), (b) and (c), the Underwriters may, in their discretion, require that Ordinary Shares in respect of ADSs sold in the International and U.S. Offering (the "Offer Shares") be delivered in lieu of ADSs.

      The Underwriters and the Hong Kong Underwriters (through their appointed representatives) have entered into an agreement dated the date hereof (the "Intersyndicate Agreement") providing, among other things, that Citigroup Global Markets Asia Limited and Morgan Stanley Dean Witter Asia Limited shall act as the joint global coordinators (the " Joint Global Coordinators," and each a "Global Coordinator") for the Global Offering and shall have the authority to reallocate the ADSs, the Offer Shares and the Hong Kong Shares among the underwriting syndicates. The Company hereby confirms the appointment of the Joint Global Coordinators by the Underwriters and the Hong Kong Underwriters. It is understood and agreed that the Joint Global Coordinators in their sole discretion shall also have authority to allocate the Additional ADSs among the U.S. Offering and the International Offering to cover any over-allotments.

      Two forms of offering documents are to be used in connection with the offering and sale of ADSs, one relating to the U.S. Offering (the "U.S. Prospectus") and another relating to the International Offering (the "International Prospectus"). The U.S. Prospectus will be identical to the International Prospectus except for a substitute cover page. A separate form of offering document (the "Hong Kong Prospectus") will be used in connection with the Hong Kong Public Offering which will contain in all material respects the same information as included in the U.S. Prospectus and International Prospectus and certain supplemental pages.

      The Company has filed with the United States Securities and Exchange Commission (the "Commission") (i) a registration statement on Form F-1 (Commission file number 333-112800) and a related preliminary U.S. Prospectus relating to the registration of the Offer Shares and the offering thereof in the form of ADSs under the United States Securities Act of 1933, as amended (the "Securities Act"), (ii) a registration statement on Form F-6 (Commission file number 333- 112817) relating to the offering and sale of the registration of the ADSs under the Securities Act and (iii) a registration statement on Form 8-A (Commission file number [.]) relating to the registration of the Offer Shares and the ADSs under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). The registration statement on Form F-1 as amended at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement", and the U.S. Prospectus and the International Prospectus in the respective forms used to confirm the sales of ADSs and Offer

Shares are hereinafter collectively referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional Offer Shares pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission file number 333-112800) and the Rule 462 Registration Statement, in each case as amended from time to time. The registration statement on Form F-6, at the time it becomes effective, or if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case all exhibits thereto, is hereinafter called the "ADS Registration Statement". The registration statement on Form 8-A, at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case all exhibits thereto, is hereinafter called the "8-A Registration Statement".

      The ADSs are to be issued pursuant to a deposit agreement dated [.] (the "Deposit Agreement") among the Company, Citibank N.A., as depositary (the "Depositary"), and all holders and beneficial owners of the ADSs evidenced by American Depositary Receipts (the "ADRs") issued by the Depositary.

      It is understood that the Parent Company, as part of the reorganization of the Company, has completed a series of events and transactions as described in the Prospectus including, among other things, (i) the transfer of certain core Internet business entities to the Company and (ii) the entry into various agreements with the Company and a number of its subsidiaries as set out in
Schedule III, and as in the Prospectus (each a "Reorganization Agreement" and collectively the "Reorganization Agreements")(the "Reorganization Transaction").

      In addition, it is understood that the Company, through a wholly-owned subsidiary, has pursuant to a sale and purchase agreement with Cranwood Company Limited ("Cranwood") (the "Acquisition Agreement",) acquired 100% of Puccini International Limited ("Puccini"), which provides wireless interactive voice response services through Beijing Lei Ting Wu Ji Network Technology Company Limited (the "Acquisition Transaction"), as described in the Prospectus.

      The Company conducts substantially all of its operations and generates substantially all of its revenue through Beijing Lei Ting Wan Jun Network Technology Limited ("Beijing Lei Ting"), Shenzhen Freenet Information Technology Company Limited ("Shenzhen Freenet") and Beijing Lei Ting Wu Ji Network Technology Limited ("Wu Ji Network") (individually referred to as an "Operating Company" and collectively as the "Operating Companies"), each of which is owned by citizens of the People's Republic of China ("PRC") and established in the PRC, all as described in the Prospectus. In addition, the Company and/or its wholly-owned subsidiaries have entered into a series of contractual arrangements and agreements with these Operating Companies and/or their respective shareholders as set out in Schedule IV, each such agreement referred to herein individually as a "Corporate Agreement" and collectively as the "Corporate Agreements".

1. Representations and Warranties. Each of the Company and the Parent Company jointly and severally represents and warrants to and agrees with each of the Underwriters that:

      (a) Each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement has become effective under the Securities Act or the Exchange Act, as the case may be; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect; and no proceedings for such purpose have been instituted, are pending before or, to the best of the Parent Company or the Company's knowledge, are threatened by the Commission.

      (b) (i) Each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the effective date of any such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus (including preliminary forms thereof filed as part of the Registration Statement as originally filed or as part of any amendment therein, or filed pursuant to Rule 424 under the Securities Act) comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the "Securities Act Regulations"), (iii) the 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and
              (iv) the Prospectus, as of its date and as of each Time of Delivery (as defined below), does not contain (and preliminary forms thereof did not contain) and, as amended or supplemented, if applicable, will not contain, as of the applicable date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through a Global Coordinator expressly for use therein.

      (c) The Company's subsidiaries incorporated in the PRC are identified in Schedule V (each a "PRC Subsidiary") and the Company has no other direct or indirect subsidiaries or any other company in the PRC (other than the Operating Companies) over which it has direct or indirect effective control incorporated or operating in the PRC. Each PRC Subsidiary has been duly established and is validly existing under the laws of the PRC, and its business license is in full force and effect. The Articles of Association of each PRC Subsidiary comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

      (d) Each Operating Company has been duly established and is validly existing under the laws of the PRC, and its business license is in full force and effect. The Articles of Association of each Operating Company comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

      (e) None of the businesses, activities, agreements or commitments of any PRC Subsidiary or Operating Company, current or past, is or has been unauthorized or exceeds the business scope of its respective business license except to the extent failure to be so authorized or to operate within the business scope of its respective business license would not have a material adverse effect on the general affairs, management, shareholders' equity, results of operations, position, financial or otherwise, or prospects of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies, taken as a whole (a "Material Adverse Effect").

      (f) Each PRC Subsidiary and Operating Company is a legal person with limited liability and the liability of the Company or any other equity investor in respect of equity interests held in each PRC Subsidiary and Operating Company is limited to its investment therein. All of the registered share capital of, or equity interest in, each PRC Subsidiary and Operating Company have been fully authorized and are validly issued, fully paid and non-assessable and, in the case of each PRC Subsidiary, are owned directly or indirectly by the Company, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims.

      (g) Neither the Company nor any of its subsidiaries incorporated outside the PRC as identified in Schedule VI (the "Subsidiaries"), the PRC Subsidiaries or the Operating Companies has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other development reasonably likely to involve a prospective material adverse change, in or affecting the business, properties, management, shareholders' equity, results of operations, condition (financial or otherwise), or prospects of the Company, the Subsidiaries, the PRC Subsidiaries, and the Operating Companies, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus.

      (h) None of the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies have any subsidiaries that have not been disclosed in the Prospectus.

         (i) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of the Subsidiaries, the PRC Subsidiaries, or the Operating Companies, has (i) entered into or assumed any material contract, (ii) incurred any material liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or asset material to the Company and the Subsidiaries, the PRC Subsidiaries, or the Operating Companies, taken as a whole,
                  (iv) save for the 1,3000,000,000 Ordinary Shares purchased from the Parent Company on January 16, 2004, purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital, (v) incurred or sustained any material change in its share capital, short-term debt or long-term debt, (vi) entered into any other transaction or arrangement for the acquisition or establishment of a `significant subsidiary' (as defined in Rule 1-02 of Regulation S-X) which is probable (as such term is used in Rule 3-05 of Regulation S-X) or (vii) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (i) through (vi) above, except in each case to the extent described in the Prospectus.

         (j) The Company has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, with full legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business in any jurisdiction in which it owns or leases properties or conducts any business where such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and the Memorandum of Association and Articles of Association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

         (k) Each of the Subsidiaries has been duly incorporated in its jurisdiction of incorporation and is validly existing in good standing under the laws of its respective jurisdiction, with full legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business in any jurisdiction in which it owns or leases properties or conducts any business where such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and the Memorandum of Association and Articles of Association of each of the Subsidiaries comply with the requirements of the applicable law and are in full force and effect.

         (l) Each of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies has valid title to, or valid leasehold interests in, all of its material real properties and assets disclosed in the Prospectus and valid title to all material personal properties and assets as owned by it, in each case free and clear of liens, charges, encumbrances, equities, claims, defects, options or restrictions, except such as are described in the Prospectus or such as do not, individually or in the aggregate, interfere with the uses made and proposed to be made of such property by the Company and the relevant Subsidiary, PRC Subsidiary or Operating Company, as the case may be. Each lease to which the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies is a party is legal, valid and binding, enforceable in accordance with its terms against the other parties thereto, and no material default (or event which with notice or lapse of time, or both, would constitute a material default) by the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies has occurred and is continuing under any such lease. Each of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies has obtained all land use rights and rights of way required to conduct its business, free and clear of all encumbrances and defects except such as are described in the Prospectus or such as are not material or do not materially interfere with the use made and proposed to be made of such property by the Company and the relevant Subsidiary, PRC Subsidiary and Operating Company, as the case may be, and all such land use rights and rights of way are legal, valid and binding and enforceable in accordance with the terms of their establishment.

         (m) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued share capital of the Company has been duly authorized and is validly issued, fully paid and non-assessable. There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, except as described in the Prospectus. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of share capital, or direct interests in any Subsidiary, PRC Subsidiary or Operating Company, other than as set forth in the Prospectus.

         (n) The Offer Shares, Hong Kong Offer Shares and the Reserved Shares to be issued and sold by the Company to the Underwriters and the Qualified Shareholders hereunder and (in the case of under subscription in the Hong Kong Public Offering) under the Hong Kong Underwriting Agreement have been duly and validly authorized, and when issued and delivered against payment therefore pursuant to this Agreement and the Hong Kong Underwriting Agreement will be duly and validly issued and delivered and fully paid and non-assessable; the descriptions of the Offer Shares, the ADSs representing such Offer Shares, the Hong Kong Offer Shares and the Reserved Shares contained in the Registration Statement and the Prospectus are true and correct in all material respects; the holders of outstanding shares of share capital of the Company are not, and on the Closing Date (as defined below) and the Second Time of Delivery (as defined below), if applicable, will not, be entitled to preemptive or other similar rights to acquire the Offer Shares or ADSs; the Offer Shares and the Reserved Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, the Offer Shares and the Reserved Shares are freely transferable by the Company to or for the account of the several Underwriters and Hong Kong Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offer Shares, the ADSs or the Reserved Shares under the laws of the Cayman Islands, PRC, Hong Kong or the United States.

         (o) The ADSs have been approved for listing on the Nasdaq Stock Market's National Market ("Nasdaq"), subject to notice of issuance, and approval in principle has been obtained for the listing of, and permission to deal in, the Ordinary Shares on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited ("GEM".)

         (p) This Agreement and the Hong Kong Underwriting Agreement have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms.

         (q) No consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any national, provincial, municipal, local, foreign or other governmental authority, agency or body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (hereinafter referred to collectively as "Governmental Agencies") having jurisdiction over the Company or any of the Subsidiaries, the PRC Subsidiaries or the Operating Companies or any of their properties (hereinafter referred to as "Governmental Authorizations") are required for (i) the issue and sale of the Offer Shares and ADSs being delivered at the relevant Time of Delivery (as defined below) to be sold by the Company under this Agreement and the Ordinary Shares to be sold under the Hong Kong Underwriting Agreement, the deposit of the Offer Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs under the Deposit Agreement, the compliance by the Company with all of the provisions of this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein and in the Registration Statement as set forth in and contemplated by the Prospectus, except (x) the registration of the Offer Shares and the ADSs under the Securities Act, (y) such Governmental Authorizations as have been obtained and are in full force and effect and copies of which have been furnished to the Joint Global Coordinators and (z) such Governmental Authorizations as may be required by the state securities or Blue Sky laws or any laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States in connection with the purchase and distribution of the Ordinary Offer Shares and ADSs by or for the account of the Underwriters and (ii) the execution and delivery by the Company of the Underwriting Agreements and the

                  Deposit Agreement, except such Governmental Authorizations as have been obtained and are in full force and effect and copies of which have been furnished to the Joint Global Coordinators.

         (r) The issue and sale of the Offer Shares and ADSs being delivered at the relevant Time of Delivery (as defined below) to be sold by the Company under this Agreement and the Hong Kong Underwriting Agreement, the deposit of the Offer Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs under the Deposit Agreement and the compliance by the Company with all of the provisions of this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein, therein and in the Registration Statement, did not, and will not, (i) conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies, (ii) will not result in any violation of the provisions of the Memorandum of Association, Articles of Association or business licenses or other constitutional documents of the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies or
                  (iii) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over the Company or any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies or any of their properties.

         (s) The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Offer Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the descriptions of the Deposit Agreement and the ADRs contained in the Prospectus are true and correct in all material respects.

         (t) The Company has not offered, sold or issued any shares of its share capital during the six-month period preceding the effective date of the Registration Statement, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

         (u) There are no legal, governmental or arbitral proceedings (including, without limitation, any proceedings challenging the effectiveness or validity of the Reorganization Transaction) pending or, to the best of the Company and the

                  Parent Company's knowledge, threatened to which the Company, any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies is a party or to which any of the properties of the Company, any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies is subject that are required to be described in the Registration Statement or the Prospectus and that are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required that might individually or in the aggregate reasonably result in a Material Adverse Effect.

         (v) Except as disclosed in the Prospectus, no material relationships, direct or indirect, or transactions exists between the Company, any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which are not disclosed or reflected in the Prospectus; and the statements in the Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in light of the circumstances under which they are made, not misleading.

         (w) The Company is not and, after giving effect to the offering and sale of the Offer Shares and the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended.

         (x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offer Shares and ADSs registered pursuant to the Registration Statement.

         (y)      [Reserved]

         (z) Except as described in the Prospectus or this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Offer Shares or pursuant to the Underwriting Agreements, including all dividends and other distributions declared and payable in United States dollars on the shares of share capital of the Company, shall be made free and clear of and without deduction for or on account of any withholding or other taxes imposed, assessed or levied by the Government of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands or any authority thereof or therein (except such income taxes as may be imposed by the Government of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands on payments hereunder to any Underwriter whose net income is subject to tax by the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands or withholding, if any, with respect to any such income tax).

         (aa) None of the Subsidiaries, the Operating Companies or the PRC Subsidiaries are currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on the Subsidiaries', the PRC Subsidiaries' or the Operating Companies' equity interest, except as provided for in the Corporate Agreements or as described in or contemplated by the Prospectus; all dividends and other distributions declared and payable upon the equity interests in the Subsidiaries, the PRC Subsidiaries and the Operating Companies may be converted into foreign currency that may be freely transferred out of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands and all such dividends and other distributions are not and, except as disclosed in the Registration Statements and the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands and, except as disclosed in the Registration Statements and the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, Hong Kong, the British Virgin Islands, or the Cayman Islands in each case without the necessity of obtaining any Governmental Authorization in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands, except such as have been obtained.

         (bb) The Company, each of the Subsidiaries, each of the PRC Subsidiaries and each of the Operating Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) Each of the Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies own or have valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems of procedures), trademarks, service marks and trade names (including the "Tom.com" name and logo) currently employed by them in connection with the business currently operated by them and none of the Company or any of the Subsidiaries, the PRC Subsidiaries or the Operating Companies, whether knowingly or unknowingly, is infringing, has infringed or has received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in any Material Adverse Change.

         (dd) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the Company has no plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a PFIC in the future.

         (ee) The audited consolidated financial statements (and the notes thereto) of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies included in the Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified in conformity with U.S. GAAP; and PricewaterhouseCoopers, who have expressed an opinion on the financial statements of the Company and the financial statements of Wu Ji Network, based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

         (ff) The unaudited pro forma consolidated statements of operations included in the Registration Statement and the Prospectus (the "proforma financial statements") are presented in accordance with Article 11 of Regulation S-X; and the assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statements.

         (gg) Each of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies have filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof except for those income, franchise or other tax returns that the failure to file will not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies which has had (nor does the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies have any knowledge of any tax deficiency which, if determined adversely to the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies, might individually or in the aggregate have) a Material Adverse Effect.

         (hh) Except as disclosed in the Prospectus, no material stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any of the Subsidiaries, the PRC

                  Subsidiaries or the Operating Companies to the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Ordinary Shares, (ii) the deposit of the Offer Shares by the Company with the Depositary against the issuance of ADRs evidencing ADSs, (iii) the sale and delivery by the Company of the Offer Shares and the ADSs to or for the respective accounts of the several Underwriters and the Hong Kong Underwriters, as the case may be, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement,
                  (iv) the execution and delivery of this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement, (v) the sale and delivery outside Hong Kong by the several Underwriters or within Hong Kong by the Hong Kong Underwriters of the ADSs and the Offer Shares, respectively, to the initial purchasers thereof in the manner contemplated in the Prospectus or the Hong Kong Prospectus, as the case may be.

         (ii) The description of the Reorganization Transaction and the Corporate Agreements as set forth in the Prospectus is true and correct in all material respects. The Reorganization Transaction has been completed and effected prior to the date hereof and constitutes a binding and irrevocable transaction completed by the parties to the Reorganization Agreements. Each of the Reorganization Agreements and Corporate Agreements have been effected prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws, except for such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect, and constitutes a binding transaction completed by the parties to the Reorganization Agreements and Corporate Agreements. Each of the Reorganization Agreements and Corporate Agreements has been duly authorized, executed and delivered by the Company and each of the Subsidiaries, PRC Subsidiaries and Operating Companies that is a party to such agreement prior to the date hereof and each Reorganization Agreement and Corporate Agreement constitutes a valid and legally binding agreement of the Company and each of the Subsidiaries, PRC Subsidiaries and Operating Companies that is a party and such agreement is enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (jj) The Reorganization Transaction and the Corporate Agreements and the consummation thereof and the execution and the delivery by the Company and each of the Subsidiaries and each of the PRC Subsidiaries, as the case may be, of each Reorganization Agreement and Corporate Agreement to which it is a party and the performance of their respective obligations thereunder did not, does not and will not conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Company, the Subsidiaries and the PRC Subsidiaries is a party to or by which it is bound or to which any of its property or assets is subject, that singly or in the aggregate, is material to any of the Company, the Subsidiaries, and the PRC Subsidiaries and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association or business licenses or other constitutive documents of any of the Company, the Subsidiaries or the PRC Subsidiaries or (y) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over any of them or any of their properties, except, in the case of clause (y) above, for such violations which would not, individually or in the aggregate (A) have a Material Adverse Effect or (B) affect the valid and binding nature of the Reorganization Transaction, any Reorganization Agreement or any Corporate Agreement. Except as disclosed in the Prospectus and except for certain regulatory approvals to be obtained in relation to (a) the transfer of the interest held by TOM.COM (China) Investment Limited in Cernet Information Technology Company Limited, (b) the transfer of the interest held by Shenzhen Freenet in Cernet Online Company Limited and (c) the transfer of the interest held by Shenzhen Freenet in Guangzhou Hong Xiang Audio-Video Production Company Limited, each of the regulatory approvals associated with (a), (b) and (c) herein which TOM.COM (China) Investment Limited and Shenzhen Freenet expect to receive in the normal course, all consents, approvals, authorizations, orders, registrations and qualifications required in all relevant jurisdictions in connection with the Reorganization Transaction, Reorganization Agreements and Corporate Agreements and the execution, delivery and performance of the Reorganization Agreements and Corporate Agreements have been made or obtained (including, without limitation (i) all actions necessary for the approval of the Reorganization Transaction and Corporate Agreements by any Governmental Agency and (ii) third parties under joint venture agreements, bank loans, guarantees and other contracts material to the Company, the Subsidiaries and PRC Subsidiaries taken as a whole, if the consent of such third party is necessary to be obtained), and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed, except for such consents, approvals, authorizations, orders, registrations and qualifications that the failure to make or obtain would not have a Material Adverse Effect.

       (kk) Other than the Reorganization Agreements, there are no other material documents or agreements, written or oral, that have been entered into by the Company and any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies in connection with the Reorganization Transaction which have not been previously provided, or made available, to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

       (ll) The description of the Acquisition Transaction set forth in the Prospectus is true and correct in all material respects. The Acquisition Transaction has been effected prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws. The Acquisition Transaction constitutes a binding and irrevocable transaction completed by the parties to the Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary that is a party to such agreement prior to the date hereof and the Acquisition Agreement constitutes a valid and legally binding agreement of the Company and the Subsidiary that is a party to such agreement enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the consummation thereof and the execution and the delivery of the Acquisition Agreement by the Company and the Subsidiary that is a party to such agreement and the performance of their respective obligations thereunder does not and will not conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company and the relevant Subsidiary is a party or by which it is bound or to which any of its property or assets is subject, that singly or in the aggregate, is material to the Company and the relevant Subsidiary, and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association or business licenses or other constitutive documents of the Company or the relevant Subsidiary or (y) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over any of them or any of their properties, except, in the case of clause (y) above, for such violations which would not, individually or in the aggregate (A) have a Material Adverse Effect or (B) affect the valid and binding nature of the Acquisition Transaction or the Acquisition Agreement. Other than the Acquisition Agreement, there are no other material documents or agreements, written or oral, that have been entered into by the Company and any of the Subsidiaries, any of the PRC Subsidiaries or any of the Operating Companies in connection with the Acquisition Transaction which have not been previously provided, or made available, to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

       (mm) There are no contracts or documents (including any related party agreements and material contracts) that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

       (nn) Except as disclosed in the Prospectus, each of the Company, the Subsidiaries, the PRC Subsidiaries and Operating Companies has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all Governmental Agencies to conduct its business in the manner described in the Prospectus except to the extent that not having such licenses, consents, authorizations, approvals, orders, certificates or permits and not making such declarations and filings would not have a Material Adverse Effect, and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Registration Statement or the Prospectus. Neither the Company, any of the Subsidiaries, any of the PRC Subsidiaries nor any of the Operating Companies has received any notice of proceedings relating to the revocation or modification of any such licenses, consents, authorizations, approvals, orders, certificates or permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Company does not have any reasonable basis to believe that the PRC Ministry of Information Industry ("MII") or any other regulatory body is proposing to modify, suspend or revoke any such licenses, consents, authorizations, approvals, orders, certificates or permits, and each of the Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

       (oo) None of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement is valid and binding under the laws of the PRC, Hong Kong, the British Virgin Islands and the Cayman Islands.

       (pp) The description set forth in the Prospectus in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies" of (i) the accounting policies which the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments ("critical accounting policies") and (ii) the judgments and uncertainties affecting the application of critical accounting policies.

       (qq) The description set forth in the Prospectus in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Subsidiaries, PRC Subsidiaries and Operating Companies such as structured finance entities and special purpose entities (collectively, "off-balance arrangements") that are reasonably likely to have a material effect on the liquidity of the Company and the Subsidiaries, PRC Subsidiaries and Operating Companies taken as a whole, or the availability thereof or the requirements of the Company and the Subsidiaries, PRC Subsidiaries and Operating Companies for capital resources is true and correct in all material respects. As used herein in this Section 1(mmm), the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not".

       (rr) To the best of the Company's knowledge, none of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies, or any of their respective officers, directors, supervisors, managers, agents or employees have, directly or indirectly made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC, Hong Kong, the Cayman Islands or the British Virgin Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution payment or gift was, is, or would, after the registration of the Offer Shares and ADSs under the Exchange Act be prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

       (ss) None of the Company, the Subsidiaries, the PRC Subsidiaries and the Operating Companies and the businesses or entities operated or owned by the Company and the Subsidiaries, the PRC Subsidiaries and the Operating Companies, nor to the best of the Company's knowledge, any of their respective directors (as identified in the Prospectus), directly or indirectly, own any interest exceeding 5% of the total issued share capital of, hold any directorships or management positions in, or are a party to any material transaction with any entity that competes with the Company, the Subsidiaries, the PRC Subsidiaries or the Operating Companies except as described in the Prospectus.


2.     Agreements to Sell and Purchase.

       (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm ADSs set forth in
              Schedule I and Schedule II hereto opposite its name at $ [.] per ADS (the "ADS Purchase Price"). The Underwriters may, in their discretion, require that Offer Shares be delivered in lieu of such Firm ADSs. The purchase price per Offer Share shall be Hong Kong $[.] (the "Share Purchase Price", and with the ADS Purchase Price, the "Purchase Price"). The Purchase Price represents the public offering price of $[.] per ADS and Hong Kong $[.] per Offer Share, less an underwriting commission of [.] (the "Underwriting Discount and Commission"). An amount equal to a 1% brokerage fee, a 0.005% transaction levy, a 0.002% investor compensation levy and a 0.005% Hong Kong Stock Exchange trading fee of the price to be paid by public investors in the Hong Kong Public Offering per Share (collectively, the "HKSE transaction levy") or any other relevant levies or fees payable on Offer Shares underlying the ADSs or Offer Shares delivered in lieu of ADSs pursuant to Section 2(c) below in the U.S. Offering and the International Offering shall be paid by the Company and the Company hereby authorizes the Underwriters to deduct an amount equal to such HKSE transaction levy from the proceeds of the U.S. Offering and International Offering and to pay such amount to the Hong Kong Stock Exchange (the "HKSE").

       (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Parent Company agrees to sell to the U.S. and International Underwriters the Additional ADSs, and such Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,875,000 Additional ADSs at the ADS Purchase Price (or, in the event that the Joint Global Coordinators request that Offer Shares be delivered in lieu of such Additional ADSs, at the Share Purchase Price). An amount equal to the HKSE transaction levy or any other relevant levies or fees payable on Offer Shares underlying the Additional ADSs or Offer Shares delivered in lieu of Additional ADSs shall be paid by the Parent Company and the Parent Company hereby authorizes the Underwriters to deduct an amount equal to such HKSE transaction levy from the amount payable to the Parent Company in consideration of such Additional ADSs and to pay such amount to the HKSE. If the Joint Global Coordinators, on behalf of the Underwriters, elect to exercise such option, the Joint Global Coordinators shall so notify the Parent Company in writing not later than 30 days after the date of the commencement of trading of the Hong Kong Shares, which notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Such date may be the same as the Closing Date (as defined below) or, unless the Joint Global Coordinators and the Parent Company otherwise agree in writing, not earlier than two nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the Global Offering of the Firm ADSs. If any Additional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Joint Global Coordinators may determine) that bears the same proportion to the total number of Additional ADSs allocated to the International Offering or the U.S. Offering, as the case may be, to be purchased as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I or Schedule II, as the case may be, bears to the total number of Firm ADSs. The Joint Global Coordinators in their sole discretion shall have the authority (i) to exercise the over-allotment option on behalf of the Underwriters and (ii) to allocate the Additional ADSs among the U.S. Offering and the International Offering to cover any over-allotments.

       (c) As noted in Section 2(a) and 2(b) above, the Underwriters or, in the case of Additional ADSs, the Joint Global Coordinators, may, in their discretion, require that Offer Shares be delivered in lieu of Firm ADSs or Additional ADSs at the Share Purchase Price which is expressed in Hong Kong dollars. The parties hereto agree and acknowledge that the price for each Ordinary Share to be offered in the Hong Kong Public Offering to be paid by public investors in Hong Kong, will, inclusive of the HKSE transaction levy and subject to any necessary rounding, be the same as the price per Offer Share in the U.S. Offering and the International Offering.

       (d) Pursuant to the Intersyndicate Agreement, the Joint Global Coordinators shall have the discretion to reallocate additional Offer Shares to the Hong Kong Public Offering from the U.S. Offering and International Offering. Offer Shares reallocated to the Hong Kong Public Offering pursuant to the above sentence are hereunder referred to as the "Reallocated Shares". In any event of a reallocation, the number of ADSs offered in the U.S. Offering and International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators, in their sole discretion, deem appropriate. Reallocated Shares shall be delivered to the investors in the Hong Kong Public Offering in the same manner and at the same time as Hong Kong Shares originally included in the Hong Kong Public Offering (and shall be subject to such pro-ration and allocation mechanisms as are set forth in the Hong Kong Underwriting Agreement).

       (e) In consideration for the underwriting obligations expressed herein, an amount equal to the aggregate Underwriting Discount and Commission on any Reallocated Shares (calculated in accordance with the per Offer Share or per ADS Underwriting Discounts and Commissions set forth in Section 2(a) of this Agreement), shall be withheld by the Underwriters from the amount otherwise payable hereunder to the Company in respect of the ADSs and the Offer Shares as if the relevant ADSs or Offer Shares had been sold to the Underwriters at the relevant Purchase Price hereunder. The Joint Global Coordinators shall be entitled to the selling concession portion of the applicable Underwriting Discount and Commission on such Reallocated Shares and, notwithstanding any provision herein to the contrary, the Underwriters shall have no obligation to the Company with respect to the Reallocated Shares. The Joint Global Coordinators shall direct the receiving bank in the Hong Kong Public Offering to remit to the Company the full amount paid by investors in the Hong Kong Public Offering for the Reallocated Shares (which remittance shall not include the aggregate applicable brokerage fee and HKSE transaction levy with respect to such Reallocated Shares, which amount will be paid out in accordance with the provisions of the Hong Kong Underwriting Agreement).

       (f) It is understood and agreed that if a Hong Kong Offer Under-Subscription (as defined in the Hong Kong Underwriting Agreement) shall occur, the Joint Global Coordinators may reallocate all or some of the Hong Kong Shares to one or more of the Underwriters in such amounts as the Joint Global Coordinators and each such Underwriter may agree, whereupon such Underwriter will become obliged to pay the Share Purchase Price payable hereunder for such Hong Kong Shares to the Company; provided that the Underwriting Discount and Commission with respect to such reallocated Hong Kong Shares (calculated in accordance with the per Ordinary Share or per ADS Underwriting Discount and Commission set forth in Section 2(a) of this Agreement) shall be withheld by the Joint Global Coordinators (on behalf of the relevant Underwriters) before such payment is made.

       (g) It is understood and agreed by the parties hereto that the Underwriters may satisfy their obligations to purchase any or all of the ADSs or Offer Shares hereunder by procuring on behalf of the Company purchasers for the ADSs and/or Offer Shares, respectively.

3. Terms of Public Offering. The Company is advised by the Joint Global Coordinators that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and this Agreement have become effective as in the judgment of the Joint Global Coordinators is advisable, upon the terms set forth in the Prospectus. The Company is further advised by the Joint Global Coordinators that the ADSs are to be offered to the public initially at US$[.] an ADS (the "ADS Public Offering Price") and the Offer Shares are to be offered to investors initially at HK$[.] per Offer Share (the "Share Public Offering Price", and together with the ADS Public Offering Price, the "Public Offering Price") and to certain dealers selected by the Joint Global Coordinators at a price that represents a concession not in excess of US$[.] an ADS and HK$[.] per Offer Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[.] an ADS and HK$[.] per Offer Share, to any Underwriter or to certain other dealers.

4.     Payment and Delivery.

       (a) With respect to all or a portion of the ADSs to be purchased and sold hereunder at each Time of Delivery (as defined below), the Joint Global Coordinators, on behalf of the several Underwriters, may elect to have Offer Shares allotted and delivered and paid for hereunder in lieu of, and in satisfaction of, the Company's obligations to sell to the several Underwriters, and the several Underwriters' obligations to purchase, ADSs. Preliminary notice of such election shall be given by the Joint Global Coordinators to the Company at least forty-eight (48) hours prior to such Time of Delivery of Offer Shares in Hong Kong (the "Notification Time"). Final notice of such election shall be given by the Joint Global Coordinators to the Company at least twenty-four (24) hours prior to such Time of Delivery of Offer Shares in Hong Kong. The number of Offer Shares to be allotted and purchased as a result of the making of such election shall be adjusted by the Joint Global Coordinators so as to eliminate any fractional ADSs.

       (b) If an election has been made in accordance with Section 4(a) above, the Offer Shares to be purchased by or allotted at the direction of each Underwriter hereunder shall be delivered in such authorized denominations and registered in such names as the Joint Global Coordinators may request upon notice to the Company prior to the Notification Time, and shall be delivered by the Company to the Joint Global Coordinators, through the facilities of the Hong Kong Securities Clearing Company Limited ("HKSCC"), for the account of such Underwriter or as such Underwriter, or the Joint Global Coordinators on its behalf, may direct, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer (or, to the extent HKSCC procedures permit, official bank check or checks), payable to the order of the Company, in Hong Kong dollars or U.S. dollars, at the discretion of the Joint Global Coordinators, in immediately available funds at the Time of Delivery specified in Section 4(e) and 4(f) below. The Company will cause the certificates representing the Offer Shares to be made available for checking at least twenty-four (24) hours prior to each Time of Delivery with respect thereto at the office of HKSCC. Delivery by the Company of the Offer Shares will be made by book-entry transfer in the Company's registry at HKSCC to an account or accounts specified by the Joint Global Coordinators, in such respective portions as the Joint Global Coordinators may designate, upon notice given to the Company at or prior to the Notification Time.

       (c) The ADSs to be delivered hereunder (other than with respect to the ADSs elected to be delivered as Ordinary Shares in accordance with
              Section 4(a)) shall be delivered by depositing the requisite number of Offer Shares through the facilities of the HKSCC for the account of Citibank N.A. against delivery of a copy of a letter confirming that the Joint Global Coordinators have given irrevocable instructions to their correspondent banks in New York to make the wire transfer of payment of the aggregate Purchase Price for such ADSs at the Time of Delivery specified in Sections 4(e) and 4(f) below. The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Joint Global Coordinators may request upon notice to the Company prior to the Notification Time, shall be delivered by or on behalf of the Company to the Joint Global Coordinators through the facilities of The Depositary Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the Purchase Price therefore by wire transfer through the Federal Wire System in New York in

          United States dollars, in immediately available funds, to the Company's account (which shall be designated to the Joint Global Coordinators by the Company prior to the Notification Time) at the Time of Delivery of the ADSs in New York specified in Section 4(e) and 4(f) below. The Company will cause the certificate or certificates in global form representing the ADSs to be made available for checking at least twenty-four (24) hours prior to each Time of Delivery of ADSs in New York with respect thereto at the office of DTC or its designated custodian (the "Designated Office".)

     (d) The time and date of the deliveries and payments described in Section 4(b) and (c) above shall be (i) with respect to the Offer Shares delivered pursuant to Section 4(b), 9:00 a.m., Hong Kong time, (ii) with respect to the Offer Shares underlying the ADSs (but not payment for the ADSs which is dealt with in sub-paragraph (iii) below) to be delivered under Section 4(c), 9:00 a.m., Hong Kong time and (iii) in the case of the ADSs delivered pursuant to Section 4(c) above, 9:00 a.m., New York City time, in each case on March [.] 2004 ?or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing. At 9:00 a.m., Hong Kong time on March [.], 2004, (x) the Joint Global Coordinators shall provide the Company with copies of irrevocable instructions to their correspondent banks in each of New York and Hong Kong to make the wire transfer of payment for the ADSs and the Offer Shares, respectively, and (y) the Company shall provide the Joint Global Coordinators with copies of irrevocable instructions to HKSCC regarding the delivery of the Offer Shares and the Offer Shares underlying the ADSs, respectively, as provided in
          Section 4(b) and Section 4(c) above.

     (e) The time and date of delivery and payment with respect to the Additional ADSs, shall be 9:00 a.m. Hong Kong time, in the case of Additional ADSs delivered in the form of Offer Shares and Offer Shares underlying Additional ADSs, and 9:00 a.m. New York City time, in the case of Additional ADSs, in each case on the date specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of the election to purchase such Additional ADSs or such other time and date as the Global Coordinators and the Company may agree upon in writing. Such times and dates for deliveries of, and payment for, the Firm ADSs whether in the form of Offer Shares or ADSs, is herein called the "First Time of Delivery", such times and dates for delivery of, and payment for, the Additional ADSs, whether in the form of Offer Shares or ADSs, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery and payment is herein called a "Time of Delivery".

     (g) The documents to be delivered by or on behalf of the parties hereto pursuant to this Agreement will be delivered on March [.], 2004, or such other date as the Joint Global Coordinators may determine at their sole discretion (the "Closing Date") at or prior to [.] a.m. Hong Kong time, or such other time as the Joint Global Coordinators may determine at their sole discretion (the "Closing Time") and on the Second Time of Delivery (if any), in each case at the offices of Milbank, Tweed, Hadley & McCloy at 3007 Alexandra House, 16 Chater Road, Central, Hong Kong (the "Closing Location"). A meeting will be held at the Closing Location at [.] p.m., Hong Kong time, on the Business Day next preceding the Closing Date or the Second Time of Delivery, as the case may be, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence and the cross receipt of the ADSs will be available for review by the parties hereto.

5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Firm ADSs to the Underwriters and the several obligations of the Underwriters hereunder are subject to the condition that each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement shall have become effective not later than the date (New York City time) hereof.

     The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company made herein at the date hereof, the Closing Date and each Time of Delivery, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof at the date hereof, the Closing Date and each Time of Delivery, to the performance by the Company of its obligations hereunder and the following further conditions; provided, however, that with respect to the First Time of Delivery, the latest time for the Underwriters hereunder to exercise their discretion with respect to the conditions set forth in this Section 5 shall be [.]:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a Material Adverse Change, or in the condition, financial, economic or political, of the PRC or Hong Kong from that described in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Joint Global Coordinators, is material and adverse and that makes it, in the judgment of the Joint Global Coordinators, impracticable to market and sell the ADSs on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company acceptable to the Joint Global Coordinators, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     (c) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, United States counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Joint Global Coordinators, in respect of such matters as may be reasonably requested by the Joint Global Coordinators, a form of which is attached hereto as Exhibit A.

     (d) The Underwriters shall have received on the Closing Date an opinion of Freshfields Bruckhaus Deringer, Hong Kong counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Joint Global Coordinators, in respect of such matters as may be reasonably requested by the Joint Global Coordinators, a form of which is attached hereto as Exhibit B.

     (e) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Joint Global Coordinators, in respect of such matters as may be reasonably requested by the Joint Global Coordinators, a form of which is attached hereto as Exhibit C.

     (f) The Underwriters shall have received on the Closing Date an opinion of Maples and Calder Asia, Cayman Islands counsel for the Company, dated the Closing Date, in respect of such matters as may be reasonably requested by the Joint Global Coordinators, a form of which is attached hereto as Exhibit D.

     (g) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel for the Depositary, dated the Closing Date, in respect of such matters as may be reasonably requested by the Joint Global Coordinators, a form of which is attached hereto as Exhibit E.

          The opinions by Sullivan & Cromwell LLP, described in Section 5(c) above, Freshfields Bruckhaus Deringer, described in Section 5(d) above, Commerce & Finance Law Office, described in Section 5(e) above, and Maples and Calder Asia, described in Section 5(f) above, shall be rendered to the Underwriters at the request of the Company and shall so state therein, and the Company shall have furnished such counsel with any documents and information as they may reasonably request to enable them to pass upon such matters.

     (h) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for the Underwriters, dated the Closing Date, in respect of such matters as reasonably requested by the Joint Global Coordinators. In rendering the foregoing opinion, Milbank, Tweed, Hadley & McCloy may rely, as to matters governed by PRC law, upon the opinion of Haiwen & Partners referred to below and, in respect of matters relating to Hong Kong law, Milbank, Tweed, Hadley & McCloy may refer the Underwriters to the legal opinion of Simmons & Simmons referred to below.

     (i) The Underwriters shall have received on the Closing Date an opinion of Simmons & Simmons, Hong Kong counsel for the Underwriters, dated the Closing Date, in respect of such matters as reasonably requested by the Joint Global Coordinators, a form of which is attached hereto as Exhibit B.

     (j) The Underwriters shall have received on the Closing Date an opinion of Haiwen & Partners, PRC counsel for the Underwriters, dated the Closing Date, in respect of such matters as reasonably requested by the Joint Global Coordinators, a form of which is attached hereto as Exhibit C.

     (k) (i) The Parent Company shall have executed and delivered to the Joint Global Coordinators at such Time of Delivery a "Lock-Up" Letter dated as of or prior to the Closing Date in the form of Exhibit F hereto or otherwise satisfactory to the Joint Global Coordinators relating to sales and certain other dispositions of shares of share capital or options to purchase shares or certain other securities, (ii) the Company shall have executed and delivered to the Joint Global Coordinators a written undertaking in such form as satisfactory to the Joint Global Coordinators stating that the Company will not, and will procure that its affiliates will not, release Cranwood from its obligations under the sale and purchase agreement for Puccini International Limited dated September 25, 2003 for a period of six months following the date of listing of the Hong Kong Shares without the prior consent of the Joint Global Coordinators.

     (l) The Company and the Depositary shall have executed and delivered, at such Time of Delivery, the Deposit Agreement, and the Deposit Agreement shall be in full force and effect.

     (m) The Depositary shall have delivered to the Joint Global Coordinators, at such Time of Delivery, certificates satisfactory to the Joint Global Coordinators evidencing the deposit with it of the Offer Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and deliver of ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters thereto as the Joint Global Coordinators may reasonably require.

     (n) The ADSs shall have been approved for listing on Nasdaq, subject only to official notice of issuance. The Hong Kong Shares shall have been approved in principle for listing on GEM.

     (o) The Hong Kong Underwriting Agreement shall have been executed by the parties thereto and shall have become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder.

     (p) The Joint Global Coordinators shall have received such other documents and certificates as reasonably requested by the Joint Global Coordinators or its counsel, and the Company shall have furnished such counsel with any documents and information as they may reasonably request to enable them to pass upon such matters in their legal opinions referred to above in Section 5(h), (i) and (j) above.

     (q) Arrangements satisfactory to the Joint Global Coordinators shall have been made for the concurrent payment, deduction and reimbursement out of the proceeds of the Global Offering (i) to the Global Coordinator and the Underwriters of all fees and expenses contemplated to be concurrently paid or reimbursed by the Company to the Joint Global Coordinators and the Underwriters hereunder and (ii) to the HKSE of all required aggregate transaction levies payable on Offer Shares underlying the ADSs sold hereunder, Offer Shares delivered in lieu of ADSs hereunder and Offer Shares sold under the Hong Kong Underwriting Agreement.

     (r) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (s) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the U.S. Representatives and the International Representatives pursuant to this Section shall not be in all respects satisfactory in form and substance to the Joint Global Coordinators and their U.S. counsel, all obligations of the Underwriters hereunder may be cancelled by the Joint Global Coordinators at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          The several obligations of the U.S. Underwriters and the International Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Joint Global Coordinators on each Time of Delivery of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs and other matters related to the issuance of the Additional ADSs.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company and the Parent Company covenant for the benefit of each Underwriter as follows:

     (a) to furnish to the Joint Global Coordinators, without charge, [.] signed copies of the Registration Statement (including exhibits thereto) and to furnish to each other Underwriter, without charge, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Joint Global Coordinators in New York City, without charge, prior to [.] a.m. New York City time, and in Hong Kong, prior to [.] p.m. Hong Kong time, on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(c) and 6(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Joint Global Coordinators may reasonably request.

     (b) before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Joint Global Coordinators a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Joint Global Coordinators reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) if a Rule 462(b) Registration Statement is required to be filed with respect to the Additional ADSs and the underlying Additional Shares, to furnish to the Joint Global Coordinators a copy of such Rule 462(b) Registration Statement as promptly as possible after the filing thereof.

     (d) if, at any time, a prospectus relating to the ADSs or Ordinary Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith notify the Underwriters and to prepare, file with the Commission and furnish, at its own expense to the Underwriters and to the dealers (whose names and addresses the Joint Global Coordinators will furnish to the Company) to which ADSs may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented, will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (e) to advise the Joint Global Coordinators, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Offer Shares or the ADSs for offering and sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

     (f) to endeavor to qualify the Offer Shares or ADSs for offering and sale under the foreign laws of such jurisdictions as the Joint Global Coordinators shall reasonably request, maintain such qualifications in effect so long as required for the distribution of the Offer Shares or ADSs and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the ADSs or the Offer Shares by the National Association of Securities Dealers, Inc. ("NASD").

     (g) to make generally available to the Company's security holders and to the Joint Global Coordinators as soon as practicable an earnings statement covering the twelve-month period ending [.], 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (h) to deposit the Offer Shares with the Depositary and to comply with all other terms of the Deposit Agreement so that ADRs evidencing ADSs will be executed, issued and, if applicable, countersigned by the Depositary and delivered to the several Underwriters on the Closing Date or the Second Time of Delivery, as the case may be.

     (i) to apply the net proceeds from the sale of the ADSs and the Offer Shares pursuant to the Global Offerings as set forth under the caption "Use of Proceeds" in the Prospectus.

     (j) that, without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, the Company will not, during the period commencing on the date hereof and ending six months after the date of the Prospectus (the "Lock-Up Period") (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of its Ordinary Shares (directly or in the form of ADSs) or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, such Ordinary Shares or ADSs or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or ADSs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of share capital or such other securities, in cash or otherwise or publicly announce an intention to effect any such transactions. The foregoing sentence shall not apply to (i) the Offer Shares or ADSs to be sold hereunder or pursuant to the Hong Kong Public Offering, (ii) the issuance by the Company of ADSs or Offer Shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised, or (iii) the grant of any option pursuant to a share option plan that has been adopted prior to the date of this Prospectus of which the underwriters have been advised. It is understood that the Parent Company has agreed to similar restrictions as those set forth above for a period of six (6) months pursuant to a separate lock-up agreement as described in Section 5(k).

     (k) to indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, payable in the PRC, Hong Kong, the British Virgin Islands and the Cayman Islands which are or may be required to be paid in or in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares or the ADSs and the execution and delivery of this Agreement and the Deposit Agreement. In addition, the Company agrees to indemnify and hold the Underwriters harmless against any HKSE transaction levy or brokerage fee which may be required to be paid in connection with the issuance of the Offer Shares underlying the ADSs to be purchased hereunder and under the Hong Kong

                  Underwriting Agreement (whether delivered in the form of Offer Shares or ADSs) and the listing of the Offer Shares on GEM.

         (l) whether or not the transactions contemplated in this Agreement or the Hong Kong Underwriting Agreement are consummated or this Agreement or the Hong Kong Underwriting Agreement is terminated, unless otherwise agreed in writing between the Joint Global Coordinators and the Company, to pay or cause to be paid (directly or by reimbursement to the Joint Global Coordinators or Underwriters) all expenses incident to the performance of its obligations under this Agreement and the Hong Kong Underwriting Agreement, including, but not limited to: (i) the preparation, issuance and delivery of share certificates representing the Offer Shares and ADRs evidencing the ADSs, including printing and engraving fees, (ii) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and appraisers and valuators of the Company's assets in connection with the transactions contemplated hereby and all other fees, costs or expenses arising in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus and the Hong Kong Prospectus (including the initial application fee for listing on GEM, if any), and amendments and supplements to any of the foregoing, including all printing, graphic and document production, and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in quantities hereinabove specified,
                  (iii) all costs and expenses related to the transfer and delivery of the Offer Shares and the ADSs to the Underwriters, including any HKSE transaction levy and other share transfer or other taxes and any brokerage fee payable thereon, (iv) the cost of printing or producing any foreign legal investment memorandum in connection with the offering and sale of the Offer Shares or ADSs under foreign securities laws and all expenses in connection with the qualification of the Offer Shares or ADSs for offering and sale under foreign securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with preparation of any required legal investment memorandum, (v) all fees and expenses of the Depositary which the Company has agreed to pay pursuant to the Deposit Agreement and the costs and charges of the Custodian and any transfer agent or registrar, (vi) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offer Shares or ADSs by the NASD, (vii) all fees and expenses in connection with the preparation and filing of the 8-A Registration Statement relating to the Offer Shares or ADSs and all costs and expenses incident to listing the ADSs on Nasdaq and the Offer Shares on GEM, (viii) all fees and expenses of the Underwriters' U.S., Hong Kong and PRC legal counsel, (ix) all costs and expenses incurred in connection with any "road show" or video or other presentations to investors undertaken in connection with the marketing of the offering of the Offer Shares or ADSs, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder for which provision is not otherwise made in this Section 6(l).

         (m) not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or the ADSs.

7.       Indemnity and Contribution.

         (a) The Company and the Parent Company jointly and severally agree to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter selling underwritten ADSs or Offer Shares on behalf of an Underwriter (a "Selling Affiliate"), and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
                  Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement, or any amendment thereof or supplement thereto, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Joint Global Coordinators expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
                  Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Joint Global Coordinators expressly for use in the Registration Statement or ADS Registration

                  Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 7(a) or 7(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnification obligation provided in
                  Section 7(a) or 7(b) above.

         (d) The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Joint Global Coordinators, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the ADSs (or Offer Shares in the event of an election by the Underwriters to receive Offer Shares in lieu of ADSs) or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs (or Offer Shares in the event of an election by the Underwriters to receive Offer Shares in lieu of ADSs) shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (or Offer Shares in the event of an election by the Underwriters to receive Offer Shares in lieu of ADSs) (before deducting expenses) received by the Company and the total Underwriting Discount and Commission received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs (or Offer Shares in the event of an election by the Underwriters to receive Offer Shares in lieu of ADSs). The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several, in proportion to the respective number of ADSs (or Offer Shares in the event of an election by the Underwriters to receive Offer Shares in lieu of ADSs) they have purchased hereunder, and not joint.

         (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
                  Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs (or Offer Shares in the event of an election by the Underwriters to receive Offer Shares in lieu of ADSs) underwritten by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g)      The indemnity and contribution provisions contained in this
                  Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
                  (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs (or Offer Shares in the event of an election by the Underwriters to receive Offer Shares in lieu of ADSs).

8. Termination. This Agreement shall be subject to termination by notice given by the Joint Global Coordinators to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the Nasdaq National Market or the HKSE, (ii) trading of any securities of the Company or the Parent Company shall have been suspended or materially limited on any such exchange or over-the-counter market, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices have been required by any such exchange or by any such system or by order of the Commission, the NASD or any other government authority, (iii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, Hong Kong or the European Union shall have occurred, (iv) a change or development involving a prospective change in the existing financial, political, economic or regulatory conditions of the PRC, Hong Kong or the United States (including the imposition of, or a material change in, exchange controls, currency exchange rates or taxation, including any transfer taxes, duties or withholding taxes affecting the ADSs or the Offer Shares, or foreign investment regulations) shall have occurred, (v) any new restriction materially adversely affecting the ability of the Underwriters to distribute the ADSs or the Offer Shares, as the case may be, shall have become effective, (vi) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, in Hong Kong by the Hong Kong authorities or in the PRC by the PRC authorities or (vii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgement of the Joint Global Coordinators, is material and adverse and (b) in the case of any of the events specified in clause 8(a) above, such event, singly or together with any other such event, makes it, in the judgement of the Joint Global Coordinators, impractical or inadvisable to proceed with the offer, sale or delivery, or to enforce contracts for sale, of the ADSs or the Offer Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the later of (i) execution and delivery hereof by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement and the ADS Registration Statement by the Commission.

         (a) If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Joint Global Coordinators may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased, and arrangements satisfactory to the Joint Global Coordinators and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Joint Global Coordinators or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Second Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Additional ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Joint Global Coordinators may specify, to purchase the Additional ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Additional ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Additional ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase such Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional ADSs or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the Global Offering contemplated hereunder.

10.      Submission of Jurisdiction.

         (a) The Company and each of the Joint Global Coordinators irrevocably agree that any legal suit, action or proceeding brought by any Global Coordinator,

                  Underwriter or by any Selling Affiliate or by any person who controls any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any United States state or Federal Court in the Borough of Manhattan, the City of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law. Subject to restrictions under applicable laws, the Company hereby irrevocably waives any right to invoke the jurisdiction of any court in, or by virtue of the laws of, the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC.

         (b) The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, NY10011 (the "Process Agent"), as its authorized agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in any state or Federal Court sitting in the Borough of Manhattan, the City of New York. Such appointment shall be irrevocable. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.

         (c) The Company, in respect of itself and its properties and revenues (and, to the extent it may lawfully do so, in respect of the Subsidiaries, the PRC Subsidiaries, the Operating Companies and their properties and revenues), expressly and irrevocably waives, any right of immunity to jurisdiction to which it or they may otherwise be entitled or become entitled, on the grounds of sovereignty or otherwise (including any immunity from the jurisdiction of any court or from service of process or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any legal action, suit or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any state or Federal Court sitting in the Borough of Manhattan, the City of New York or any other competent court in Hong Kong, the PRC, the British Virgin Islands and the Cayman Islands.

11. Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they effectively may do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Joint Global Coordinators could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company in respect of any sum due from it to any Underwriter (including the Joint Global Coordinators) shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following actual receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the United States dollars so purchased (based on amounts actually received) over the sum originally due to such Underwriter hereunder.

12.      Notices.

         (a) In all dealings hereunder, the Joint Global Coordinators shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Joint Global Coordinators on behalf of the Underwriters as the representatives of the several Underwriters.

         (b) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Joint Global Coordinators, in care of (i) Citigroup Global Markets Asia Limited, 20/F, Three Exchange Square, Central, Hong Kong, Attention: Mr. Frank Slevin (Facsimile No. (852 2501-8191) and (ii) Morgan Stanley Dean Witter Asia Limited, 26/F, Three Exchange Square, Central, Hong Kong, Attention:
                  Mr. Daniel Palmer (Facsimile No. (852) 2848-5577), if to the Company shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Company at 8/th/ Floor, Tower W3, Oriental Plaza, No. 1 Dong Chang An Avenue, Beijing, China 10038, Attention: Mr. Peter Schloss (Facsimile No. (8610) 8518-5555), with a copy to TOM Group Limited, 48/th/ Floor, The Center, 99 Queen's Road Central, Hong Kong, Attention:
                  Angela Mak (Facsimile No. (852) 2819 7446) provided, however, that any notice to any Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex, or facsimile transmission to such Underwriter at its address, which address will be supplied to the Company by the Joint Global Coordinators on request.

13. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the several Underwriters and the Company and, to the extent provided in Section 7 hereof, any Selling Affiliate, the officers and directors of the Company and each person who controls the Company or any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely or such purchase.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Miscellaneous. Time shall be of the essence of this Agreement. The term "business day", as used herein, shall mean any day when the Commission's office in Washington, D.C., is open for business and which is a day on which Nasdaq is open for trading.

                                         Very truly yours,

                                         TOM ONLINE INC.


                                         By:____________________________
                                            Name:
                                            Title:



                                         TOM Group Limited



                                         By:____________________________
                                            Name:
                                            Title:

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED

         Acting severally on behalf
         of themselves and the
         several U.S. Underwriters named
         in Schedule I hereto.



By: CITIGROUP GLOBAL MARKETS INC.


         By:__________________________
            Name:
            Title:

CITIGROUP GLOBAL MARKETS LIMITED
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

         Acting severally on behalf
         of themselves and the several
         International Underwriters named
         in Schedule II hereto.



By: CITIGROUP GLOBAL MARKETS LIMITED


         By:__________________________
            Name:
            Title:



CITIGROUP GLOBAL MARKETS ASIA LIMITED,
         as Global Coordinator


         By:__________________________
            Name:
            Title:



MORGAN STANLEY DEAN WITTER ASIA LIMITED, as Global Coordinator

         By:__________________________
            Name:
            Title:

                                                                      SCHEDULE I



                                                             Number of Firm ADSs
       U.S. Underwriters                                     To Be Purchased

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Piper Jaffrey & Co.
Cazenove Incorporated
Credit Lyonnais Securities (USA) Inc.
Deutsche Bank Securities Inc.
UOB Asia (Hong Kong) Limited

                                                           ---------------
                                Sub total .......
                                                           ---------------

                                                                     SCHEDULE II



                                                             Number of Firm ADSs
       International Underwriters                            To Be Purchased

Citigroup Global Markets Limited
Morgan Stanley & Co. International Limited
Piper Jaffray & Co.
Cazenove Asia Limited
CLSA Limited
Deutsche Bank AG, Hong Kong Branch
UOB Asia (Hong Kong) Limited

                                                           ---------------
                                    Sub total .....
                                                           ---------------

                                                           ---------------

                                    Total .........

                                                           ===============

                                                                    SCHEDULE III

                            REORGANIZATION AGREEMENTS

         1. A restructuring agreement dated September 20, 2003 entered into between TOM Group Limited, our Company and Rich Wealth, pursuant to which TOM Group Limited and Rich Wealth agreed to transfer to our Company their 100% interest in the issued share capital of Lahiji and Laurstinus, and Advanced Internet Services, respectively.

         2. An instrument of transfer dated September 20, 2003 entered into between TOM Group Limited and us under which TOM Group Limited transferred to us one share in Lahiji in consideration of the issue by us of one share of US$1.00 in our capital to TOM Group Limited.

         3. A share transfer agreement dated June 17, 2002 entered into between TOM.COM International Limited ("TOM International") and TOM.COM (China), pursuant to which TOM International agreed to transfer all of its shareholding in Shanghai Super Channel to TOM.COM (China).

         4. An instrument of transfer dated September 20, 2003 entered into between Rich Wealth and us under which Rich Wealth transferred to us 9,999,999 shares in Advance Internet Services in consideration of the issue by us of one share of US$1.00 in our capital to Rich Wealth.

         5. An instrument of transfer dated September 20, 2003 entered into between TOM Nominees Limited (as trustee of Rich Wealth) and Lahiji (as our trustee) pursuant to which TOM Nominees Limited transferred to Lahiji, for no consideration, one share in Advance Internet Services.

         6. An instrument of transfer dated September 20, 2003 entered into between TOM Group Limited and us under which TOM Group Limited transferred to us one shares in Laurstinus in consideration of the issue by us of one share of US$1.00 in our capital to TOM Group Limited.

         7. An equity transfer agreement dated November 25, 2002 with respect to the transfer of 70% equity interests in Shenzhen Freenet from Mr. Wang Lei Lei to Ms. Wang Xiu Ling.

         8. An equity transfer agreement dated April 30, 2003 entered into between Redsail Yuxiang, Beijing San Jin and Beijing Lei Ting with respect to the acquisition of 60% of the equity interest in Redsail as amended by an agreement dated May 30, 2003 entered into between the same parties.

         9. An equity transfer agreement dated September 25, 2003 entered into among Great Wall Computer Software and Systems Co., Ltd. ("Great Wall Computer"), Great Wall Technology Company Ltd. ("Great Wall Technology"), TOM.COM (China) and Shenzhen Freenet, pursuant to which Great Wall Computer agreed to transfer its 20% equity interest in GreaTom to Shenzhen Freenet.

         10. A supplemental agreement dated September 25, 2003 entered into among TOM.COM (China), Great Wall Technology and Shenzhen Freenet, supplementing the agreement dated January 2, 2001 in relation to the establishment of GreaTom.

         11. A media services agreement with TOM.COM INTERNATIONAL LIMITED, a wholly- owned subsidiary of TOM.COM LIMITED, on September 26, 2003. Pursuant to this agreement, TOM.COM INTERNATIONAL LIMITED shall provide, and/or use reasonable endeavors to procure the provision of certain media services.

         12. An online media services agreement with TOM.COM INTERNATIONAL LIMITED, on September 26, 2003. Pursuant to this agreement, we shall provide and/or procure the provision of certain online media services.

         13. An administrative services agreement with TOM.COM INTERNATIONAL LIMITED, on September 26, 2003. Pursuant to this administrative services agreement, TOM.COM INTERNATIONAL LIMITED will provide or will use reasonable endeavours to procure our parent company and its other subsidiaries to provide us certain administrative services, including company secretarial services, legal services and staff training services.

         14. An undertaking agreement dated February [.], 2004 entered into between us and TOM Group Limited pursuant to which TOM Group Limited undertakes to us not to demand repayment of the amounts due to it under the separate loan agreements entered into between TOM Group Limited and each of Laurstinus, Lahiji and Advanced Internet Services dated September 21, 2003 except in certain circumstances.

         15. A deed of non-compete dated ., 2004 entered between us and TOM Group Limited.

         16. A deed of indemnity dated ., 2004 entered into by TOM Group Limited and us for ourselves and as trustee for each of our subsidiaries, under which TOM Group Limited has given certain indemnities in favour of our Group containing, among other things, an indemnity by TOM Group Limited that (a) TOM Group Limited will bear all of the risks and (b) TOM Group Limited will enjoy all of the rewards associated with the holding by
                  (i) TOM.COM (China) of the 51% equity interest in Cernet Information Technology Company Limited and (ii) Shenzhen Freenet of the 37% equity interest in Beijing Cernet Online Company Limited and the 50% equity interest in Guangzhou Hong Xiang Audio-Video Production Company Limited.

                                                                     SCHEDULE IV

                              CORPORATE AGREEMENTS

Loan Agreements

              17. A loan agreement dated July 25, 2002 entered into between Devine Gem, Mr. Wang Lei Lei and Ms. Wang Xiu Ling, pursuant to which Devine Gem provided Mr. Wang Lei Lei and Ms. Wang Xiu Ling a certain sum respectively, to be invested exclusively in Wu Ji Network.

              18. A loan agreement dated August 8, 2002 between Lahiji and Ms. Wang Xiu Ling whereby Lahiji agreed to grant a loan to Ms. Wang Xiu Ling for general working capital of Beijing Lei Ting.

              19. A loan agreement dated November 25, 2002 entered into by Ms. Wang Xiu Ling with Advanced Internet Services and Shenzhen Freenet pursuant to which, Advanced Internet Services grants Ms. Wang Xiu Ling a loan facility, the proceeds of which shall be used exclusively towards the working capital of Shenzhen Freenet or Redsail. The first advance is in the amount of RMB136.0 million (US$16.4 million), with RMB101.0 million (US$12.2 million) to be used towards the working capital of Shenzhen Freenet, and RMB35.0 million (US$4.2 million) to used as capital injection into Redsail. Advanced Internet Services has a right to demand payment of the loan at any time.

              20. A loan agreement dated November 25, 2002 entered into by Ms. Wang Xiu Ling with Shenzhen Freenet pursuant to which, Ms. Wang Xiu Ling grants a loan facility to Shenzhen Freenet, the proceeds of which shall be used exclusively towards the working capital of Shenzhen Freenet or Redsail. The first advance is in the amount of RMB136.0 million (US$16.4 million), with RMB101.0 million (US$12.2 million) to be used towards the working capital of Shenzhen Freenet, and RMB35.0 million (US$4.2 million) to be used as capital injection into Redsail.

              21. A supplemental loan agreement dated September 26, 2003 entered into between Lahiji and Ms. Wang Xiu Ling whereby Lahiji agreed to provide Ms. Wang Xiu Ling a long term loan to be invested exclusively in Beijing Lei Ting, which is supplemental to the loan agreement dated August 8, 2002 entered into between the same parties.

              22. A supplemental loan agreement dated September 26, 2003 entered into between Advanced Internet Services and Ms. Wang Xiu Ling whereby Advanced Internet Services agreed to provide Ms. Wang Xiu Ling a long term loan to be invested exclusively in Shenzhen Freenet, which is supplemental to the loan agreement dated November 25, 2002 entered into between the same parties.

              23. A supplemental loan agreement dated September 26, 2003 entered into between Advanced Internet Services and Ms. Wang Xiu Ling whereby the loan amount owing from Ms. Wang Xiu Ling to Advanced Internet Services was reduced from RMB105,722,947 (US$12.8 million) to RMB70,722,947 (US$8.5 million), which is supplemental to the novation agreement made in relation to the loan agreement dated September 26, 2003 between the parties and Mr. Sheng Yong.

              24. A loan agreement dated September 26, 2003 entered into between Advanced Internet Services and Mr. Sheng Yong whereby Advanced Internet Services agreed to provide Mr. Sheng Yong a long term loan to be invested exclusively in Shenzhen Freenet.

              25. A loan agreement dated September 21, 2003 entered into between TOM Group Limited and Laurstinus.

              26. A loan agreement dated September 21, 2003 entered into between TOM Group Limited and Lahiji.

              27. A loan agreement dated September 21, 2003 entered into between TOM Group Limited and Advanced Internet Services.

Share Option and Equity Pledge Agreements

              28. A sole exclusive right to purchase shares agreement dated August 8, 2002 entered into among others, Lahiji, Ms. Wang Xiu Ling and Mr. Wang Lei Lei in relation to the sole exclusive right for Lahiji to purchase entire equity interest of Beijing Lei Ting.

              29. An equity pledge agreement dated August 8, 2002 entered into between Lahiji and Ms. Wang Xiu Ling whereby Ms. Wang Xiu Ling agreed to pledge her entire equity interest in Beijing Lei Ting to Lahiji.

              30. An equity pledge agreement dated August 8, 2002 entered into between Lahiji and Mr. Wang Lei Lei whereby Mr. Wang Lei Lei agreed to pledge his entire equity interest in Beijing Lei Ting to Lahiji.

              31. A sole exclusive right to purchase shares agreement dated November 25, 2002 entered into among others, Advanced Internet Services, Mr. Sing Wang, Mr. Wang Peng, Mr. Wang Lei Lei and Ms. Wang Xiu Ling in relation to the sole exclusive right for Advanced Internet Services to purchase the entire equity interest of Shenzhen Freenet.

              32. An equity pledge agreement dated November 25, 2002 entered into between Advanced Internet Services and Ms. Wang Xiu Ling whereby Ms. Wang Xiu Ling agreed to pledge her entire equity interest in Shenzhen Freenet to Advanced Internet Services.

              33. An equity pledge agreement dated November 25, 2002 entered into between Advanced Internet Services and Mr. Wang Lei Lei whereby Mr. Wang Lei Lei agreed to pledge his entire equity interest in Shenzhen Freenet to Advanced Internet Services.

              34. An equity pledge agreement dated July 25, 2003 entered into between Redsail Yuxiang; Ms Zhao Xue Ying, Redsail and Beijing Lei Ting in relation to the pledge of the 1,260,068 shares of TOM Group Limited by Redsail Yuxiang in favour of Bejing Lei Ting and Redsail.

              35. A supplemental equity pledge agreement dated September 26, 2003 entered into between Beijing Super Channel, Lahiji and Ms. Wang Xiu Ling relating to the novation of all rights, obligations and liabilities from Lahiji to Beijing Super Channel, pursuant to the equity pledge agreement dated August 8, 2002 entered into between Ms. Wang Xiu Ling and Lahiji. Pursuant to the supplemental share pledge agreement, Ms. Wang Xiu Ling pledges to Beijing Super Channel all of her interest in Beijing Lei Ting to guarantee the performance by Beijing Lei Ting of its obligations under the exclusive technical and consulting services agreement between Beijing Lei Ting and Beijing Super Channel. The term of the agreement is from the date of the registration of this supplemental share pledge with the relevant PRC regulatory authority until the termination or expiration of the exclusive technical and consulting services agreement between Beijing Super Channel and Beijing Lei Ting.

              36. An equity pledge agreement dated September 26, 2003 entered into between Beijing Super Channel and Mr. Wang Lei Lei, pursuant to which Mr. Wang Lei Lei pledges to Beijing Super Channel all of his interest in Beijing Lei Ting to guarantee the performance by Beijing Lei Ting of its obligations under the exclusive technical and consulting services agreement between Beijing Lei Ting and Beijing Super Channel. The term of the agreement is from the date of the registration of this pledge with the relevant PRC regulatory authority until the termination or expiration of the exclusive technical and consulting services agreement between Beijing Super Channel and Beijing Lei Ting.

              37. An equity pledge agreement dated September 26, 2003 entered into between Beijing Super Channel and Mr. Sheng Yong, pursuant to which Mr. Sheng Yong pledges to Beijing Super Channel all of his interest in Shenzhen Freenet to guarantee the performance by Shenzhen Freenet of its obligations under the exclusive technical and consulting services agreement between Shenzhen Freenet and Beijing Super Channel. The term of the agreement is from the date of the registration of this pledge with the relevant PRC regulatory authority until the termination or expiration of the exclusive technical and consulting services agreement between Beijing Super Channel and Shenzhen Freenet.

              38. An equity pledge agreement dated September 26, 2003 entered into between Beijing Super Channel and Ms. Wang Xiu Ling, pursuant to which Ms. Wang Xiu Ling pledges to Beijing Super Channel all of her interest in Shenzhen Freenet to guarantee the performance by Shenzhen Freenet of its obligations under the exclusive technical and consulting services agreement between Shenzhen Freenet and Beijing Super Channel. The term of the agreement is from the date of the registration of this pledge with the relevant PRC regulatory authority until the termination or expiration of the exclusive technical and consulting services agreement between Beijing Super Channel and Shenzhen Freenet.

              39. An exclusive option agreement dated September 26, 2003 entered into between Ms. Wang Xiu Ling, Lahiji and Beijing Lei Ting, pursuant to which Ms. Wang Xiu Ling granted Lahiji an exclusive option to purchase all of her interest in Beijing Lei Ting when permitted by PRC law. The term of this agreement is 10 years from the date of execution.

              40. An exclusive option agreement dated September 26, 2003 entered into between Mr. Wang Lei Lei, Lahiji and Bejing Lei Ting, pursuant to which Mr. Wang Lei Lei granted Lahiji an exclusive option to purchase all of his interest in Bejing Lei Ting when permitted by PRC law. The term of this agreement is 10 years from the date of execution.

              41. An exclusive option agreement dated September 26, 2003 entered into between Ms. Wang Xiu Ling, Advanced Internet Services and Shenzhen Freenet, pursuant to which Ms. Wang Xiu Ling granted Advanced Internet Services an exclusive option to purchase all of her interest in Shenzhen Freenet when permitted by PRC law. The term of this agreement is 10 years from the date of execution.

              42. An exclusive option agreement dated September 26, 2003 entered into between Mr. Sheng Yong, Advanced Internet Services and Shenzhen Freenet, pursuant to which Mr. Sheng Yong granted Advanced Internet Services an exclusive option to purchase all of his interest in Shenzhen Freenet when permitted by PRC law. The term of this agreement is 10 years from the date of execution.

              43. An exclusive option agreement dated November 19, 2003 entered into between Puccini, Ms. Wang Xiu Ling and Wu Ji Network pursuant to which Ms. Wang Xiu Ling granted Puccini an exclusive option to purchase all her interests in Wu Ji Network, when permitted by PRC law. The term of this agreement in 10 years from the date of execution.

              44. An exclusive option agreement dated November 19, 2003 entered into between Puccini, Mr. Wang Lei Lei and Wu Ji Network pursuant to which Mr. Wang Lei Lei granted Puccini an exclusive option to purchase all his interests in Wu Ji Network when permitted by PRC law. The term of this agreement is 10 years from the date of execution.

              45. An equity pledge agreement dated November 19, 2003 entered into between Puccini Network and Mr. Wang Lei Lei pursuant to which Mr. Wang Lei Lei pledged to Puccini Network all his interests in Wu Ji Network to guarantee the performance by Wu Ji Network of its obligations under the exclusive technical and consulting services agreement between Wu Ji Network and Puccini Network. The term of the agreement is from the date of the registration of this pledge with the relevant PRC authority until the termination or expiration of the exclusive technical and consulting services agreement between Wu Ji Network and Puccini Network.

              46. An equity pledge agreement dated November 19, 2003 entered into between Puccini Network and Ms. Wang Xiu Ling pursuant to which Ms. Wang Xiu Ling pledged to Puccini Network all her interests in Wu Ji

                     Network to guarantee the performance by Wu Ji Network of its obligations under the exclusive technical and consulting services agreement between Wu Ji Network and Puccini Network. The term of the agreement is from the date of the registration of this pledge with the relevant PRC authority until the termination or expiration of the exclusive technical and consulting services agreement between Wu Ji Network and Puccini Network.

              47. A termination agreement dated September 26, 2003 entered into between Lahiji and Mr. Wang Lei Lei, with respect to the termination of the share pledge agreement dated August 8, 2002 entered into between the same parties.

              48. An undertaking agreement dated November 19, 2003 entered into between Puccini and Ms. Wang Xiu Ling.

              49. An undertaking agreement dated November 19, 2003 entered into between Puccini and Mr. Wang Lei Lei.

Termination and Novation Agreements

              50. A novation agreement dated November 25, 2002 entered into between Mr. Wang Lei Lei, Advanced Internet Services and Shenzhen Freenet relating to the novation of all rights, obligation and liabilities from Mr. Wang Lei Lei to Shenzhen Freenet pursuant to the loan agreement dated January 17, 2001 entered into between Mr. Wang Lei Lei and Advanced Internet Services.

              51. A novation agreement dated November 25, 2002 entered into between Mr. Wang Lei Lei, Advanced Internet Services and Shenzhen Freenet relating to the novation of all rights, obligations and liabilities from Mr. Wang Lei Lei to Advanced Internet Services pursuant to the loan agreement dated January 17, 2001 entered into between Mr. Wang Lei Lei and Shenzhen Freenet.

              52. A termination & novation agreement dated November 25, 2002 entered into between Mr. Wang Lei Lei, Advanced Internet Services and Shenzhen Freenet with respect to (1) termination of the loan agreement dated August 21, 2002 entered into between Mr. Wang Lei Lei and Shenzhen Freenet whereby Mr. Wang Lei Lei advanced a certain sum to Shenzhen Freenet exclusively for contributing to the registered capital of Shenzhen Freenet; and (2) novation of all rights, obligations and liabilities from Mr. Wang Lei Lei to Advanced Internet Services with respect to a certain sum of the shareholders' loan under the same loan agreement.

              53. A novation agreement dated November 25, 2002 entered into between Advanced Internet Services, Mr. Wang Lei Lei and Shenzhen Freenet relating to the novation of all rights, obligations and liabilities from Mr. Wang Lei Lei to Shenzhen Freenet pursuant to the novation agreement dated March 2, 2001 entered into between Mr. Sing Wang, Mr. Wang Lei Lei and Advanced Internet Services whereby Mr. Sing Wang has assigned all his rights, title, interest and benefits of and novated all his obligations and liabilities under the loan agreement dated December 10, 1999 to Mr. Wang Lei Lei.

              54. A novation agreement dated November 25, 2002 entered into between Advanced Internet Services, Mr. Wang Lei Lei and Shenzhen Freenet relating to the novation of all rights, obligations and liabilities from Mr. Wang Lei Lei to Advanced Internet Services pursuant to the novation agreement dated March 2, 2001 entered into between Mr. Sing Wang, Mr. Wang Lei Lei and Shenzhen Freenet whereby Mr. Sing Wang has assigned all his rights, title, interest and benefits of and novated all his obligations and liabilities under the loan agreement dated December 10, 1999 to Mr. Wang Lei Lei.

              55. A novation agreement dated November 25, 2002 entered into between Advanced Internet Services, Mr. Wang Lei Lei and Shenzhen Freenet relating to the novation of all rights, obligations and liabilities from Mr. Wang Lei Lei to Shenzhen Freenet pursuant to the first loan agreement dated December 29, 2000 and the second loan agreement dated June 5, 2001, both entered into between Mr. Wang Lei Lei and Advanced Internet Services.

              56. A novation agreement dated November 25, 2002 entered into between Advanced Internet Services, Mr. Wang Lei Lei and Shenzhen Freenet relating to the novation of all rights, obligations and liabilities from Mr. Wang Lei Lei to Advanced Internet Services pursuant to the first loan agreement dated December 29, 2000 and the second loan agreement dated June 5, 2001, both entered into between Mr. Wang Lei Lei and Shenzhen Freenet.

              57. A termination agreement dated December 1, 2002 entered into between Mr. Wang Lei Lei and Lahiji with respect to the termination of a loan agreement dated August 8, 2002 entered into the same parties whereby Lahiji advanced a certain sum to Mr. Wang Lei Lei to invest in Beijing Lei Ting.

              58. A novation agreement dated September 25, 2003 entered into among Ms. Wang Xiu Ling, Mr. Wang Lei Lei, Devine Gem and Puccini, regarding the share option agreement and share pledge agreement dated July 25, 2002.

              59. A novation agreement dated September 25, 2003 entered into among Ms. Wang Xiu Ling, Mr. Wang Lei Lei, Devine Gem and Puccini, regarding the loan agreement dated July 25, 2002.

              60. A novation agreement dated September 26, 2003 entered into among Shenzhen Freenet, Ms. Wang Xiu Ling and Mr. Sheng Yong. Pursuant to this agreement, Mr. Sheng Yong assumes all of the rights and obligations of Ms. Wang Xiu Ling with respect to RMB30.3 million (US$3.7 million) of the RMB136.0 million (US$16.4 million) lent by Ms. Wang Xiu Ling.

Power of Attorney and Investment Attorney Agreements

              61. An investment attorney agreement dated September 25, 2003 entered into among Puccini, Mr. Wang Lei Lei and Ms. Wang Xiu Ling.

              62. An irrevocable power of attorney dated September 26, 2003 executed by Ms. Wang Xiu Ling granting Mr. Wang Lei Lei, or, if Mr. Wang Lei Lei is no longer an employee of Beijing Super Channel or if Beijing Super Channel gives written notice to replace Mr. Wang Lei Lei, any other nominated employee of Beijing Super Channel, full power and authority to exercise all of her shareholder's rights with respect to her interest in Beijing Lei Ting.

              63. An irrevocable power of attorney dated September 26, 2003 executed by Mr. Sheng Yong granting Mr. Wang Lei Lei, or, if Mr. Wang Lei Lei is no longer an employee of Beijing Super Channel or if Beijing Super Channel gives written notice to replace Mr. Wang Lei Lei, any other nominated employee of Beijing Super Channel, full power and authority to exercise all of his shareholder's rights with respect to his interest in Shenzhen Freenet.

              64. An irrevocable power of attorney dated September 26, 2003 executed by Ms. Wang Xiu Ling granting Mr. Wang Lei Lei, or, if Mr. Wang Lei Lei is no longer an employee of Beijing Super Channel or if Beijing Super Channel gives written notice to replace Mr. Wang Lei Lei, any other nominated employee of Beijing Super Channel, full power and authority to exercise all of her shareholder's rights with respect to her interest in Shenzhen Freenet.

              65. An irrevocable power of attorney dated September 26, 2003 executed by Ms. Wang Xiu Ling granting Mr. Wang Lei Lei, or, if Mr. Wang Lei Lei is no longer an employee of Puccini Network or if Puccini Network gives written notice to replace Mr. Wang Lei Lei, any other nominated employee of Puccini Network, full power and authority to exercise all of her shareholder's rights with respect to her interest in Wu Ji Network.

              66. An irrevocable power of attorney dated September 26, 2003 executed by Mr. Wang Lei Lei granting Mr. Hong Liang or, if Mr. Hong Liang ceases to be an employee of Beijing Super Channel or upon notice by Beijing Super Channel to replace him, any other nominated employee of Beijing Super Channel, full power and authority to exercise all of his shareholder's rights with respect to his interest in Beijing Lei Ting.

              67. An irrevocable power of attorney dated September 26, 2003 executed by Mr. Wang Lei Lei granting Mr. Hong Liang or, if Mr. Hong Liang ceases to be an employee of Wu Ji Network or upon notice by Wu Ji Network to replace him, any other nominated employee of Puccini Network, full power and authority to exercise all of his shareholder's rights with respect to his interest in Wu Ji Network.

Trademark and License Agreements

              68. A trademark license agreement dated September 26, 2003 entered into between tom.com enterprises limited ("tom.com enterprises") and Beijing Super Channel, pursuant to which tom.com enterprises granted Beijing Super Channel a non-exclusive license to use certain trademarks solely in respect of Internet and Internet-related businesses in the PRC.

              69. A domain name license agreement dated September 26, 2003 entered into between tom.com enterprises and Beijing Super Channel, pursuant to which tom.com enterprises granted Beijing Super Channel a non-exclusive license to use the tom.com, bj.tom.com and cn.tom.com domain names.

              70. A trademark license agreement dated September 26, 2003 entered into between Beijing Super Channel and Beijing Lei Ting, granting a non-exclusive right to Beijing Lei Ting to use certain trademarks for a license fee.

              71. A trademark license agreement dated September 26, 2003 entered into between Beijing Super Channel and Shenzhen Freenet, granting a non-exclusive right to Shenzhen Freenet to use certain trademarks for a license fee.

              72. A domain name license agreement dated September 26, 2003 entered into between Beijing Super Channel and Beijing Lei Ting, granting a non-exclusive right to Bejing Lei Ting to use the tom.com, bj.tom.com, cn.tom.com, music 974.com.cn, 974.com.cn and ctn.com.cn domain names for a license fee. The term of this agreement is 10 years.

              73. A domain name license agreement dated September 26, 2003 entered into between Beijing Super Channel and Shenzhen Freenet, granting a non-exclusive right to Shenzhen Freenet to use the tom.com, bj.tom.com, cn.tom.com and 163.net domain names for a license fee. The term of this agreement is 10 years.

              74. A domain name transfer agreement dated September 26, 2003 entered into between Beijing Super Channel and Beijing Lei Ting, pursuant to which Beijing Lei Ting agreed to transfer to Beijing Super Channel certain domain names for a lump sum.

              75. A domain name transfer agreement dated September 26, 2003 entered into between Beijing Super Channel and Shenzhen Freenet, pursuant to which Shenzhen Freenet agreed to transfer to Beijing Super Channel certain domain names for a lump sum.

              76. A trademark license agreement dated November 19, 2003 entered into between Beijing Super Channel and Wu Ji Network granting a non-exclusive right to Wu Ji Network to use certain trademarks for a license fee.

              77. A domain name license agreement dated November 19, 2003 entered into between Beijing Super Channel and Wu Ji Network granting a non-exclusive right to Wu Ji Network to use the tom.com, bj.tom.com and cn.tom.com names for a license fee. The term of this agreement is 10 years.

              78. A domain name transfer agreement dated November 19, 2003 entered into between Puccini Network and Wu Ji Network pursuant to which Wu Ji Network agreed to transfer the LTWJ.com and tomkid.com.cn domain names to Puccini Network for a lump sum.

              79. A domain name license agreement dated November 19, 2003 entered into between Puccini Network and Wu Ji Network granting a non-exclusive right to Wu Ji Network to use the LTWJ.com and tomkid.com.cn domain names for a license fee. The term of this agreement is 10 years.

              80. A trademark and domain name license agreement dated [.], 2004 entered into between tom.com enterprises limited ("tom.com enterprises") and Beijing Super Channel pursuant to which tom.com enterprises granted a non-exclusive license to use certain trademarks solely in respect of Internet and Internet-related businesses in the PRC and to use the tom.com, bj.tom.com and cn.tom.com domain.

Technical and Consultancy Services Agreements

              81. An exclusive technical and consulting services agreement dated September 26, 2003 entered into between Beijing Super Channel and Shenzhen Freenet, pursuant to which Shenzhen Freenet agreed to engage Beijing Super Channel exclusively for certain technical and consulting services. The term of this agreement is 10 years from the date of execution.

              82. An exclusive technical and consulting services agreement dated September 26, 2003 entered into between Beijing Super Channel and Beijing Lei Ting, pursuant to which Beijing Lei Ting agreed to engage Beijing Super Channel exclusively for certain technical and consulting services. The term of this agreement is 10 years from the date of execution.

              83. An exclusive technical and consulting services agreement dated September 26, 2003 entered into between GreaTom and Shenzhen Freenet, pursuant to which Shenzhen Freenet agreed to engage GreaTom exclusively (other than Beijing Super Channel) for certain technical and consulting services. The term of this agreement is 10 years from the date of execution.

              84. An exclusive technical and consulting services agreement dated November 19, 2003 entered into between Puccini Network and Wu Ji Network pursuant to which Wu Ji Network agreed to engage Puccini Network exclusively for certain technical and consulting services. The term of this agreement is 10 years from the date by execution.

Business Operation Agreements

              85. A business operation agreement dated September 26, 2003 entered into between Beijing Super Channel, Beijing Lei Ting, Ms. Wang Xiu Ling and Mr. Wang Lei Lei, pursuant to which Beijing Super Channel agreed to act as a performance guarantor for Beijing Lei Ting in respect of its transactions with third parties. In return, Beijing Lei Ting granted Beijing Super Channel a security interest over all of its assets. In addition, Beijing Lei Ting and its shareholders, Ms. Wang Xiu Ling and Mr. Wang Lei Lei, agreed that Beijing Lei Ting will not carry on any transactions that may materially adversely affect its operations and will appoint Beijing Super Channel's nominees as its directors, chief executive officer and other senior officers. The term of this agreement is 10 years from the date of execution.

              86. A business operation agreement dated September 26, 2003 entered into between Beijing Super Channel, Shenzhen Freenet, Ms. Wang Xiu Ling and Mr. Sheng Yong, pursuant to which Beijing Super Channel agreed to act as a performance guarantor for Shenzhen Freenet in respect of its transactions with third parties. In return, Shenzhen Freenet granted Beijing Super Channel a security interest over all of its assets. In addition, Shenzhen Freenet and its shareholders, Ms. Wang Xiu Ling and Mr. Sheng Yong, agreed that Shenzhen Freenet will not carry on any transactions that may materially adversely affect its operations and will appoint Beijing Super Channel's nominees as its directors, chief executive officer and other senior officers. The term of this agreement is 10 years from the date of execution.

              87. A business operation agreement dated November 19, 2003 entered into among Puccini Network Wu Ji Network and Mr. Wang Lei Lei and Ms. Wang Xiu Ling, pursuant to which Puccini Network agreed to act as performance guarantor for Wu Ji Network in respect of its transactions with third parties. In return, Wu Ji Network granted Puccini Network a security interest over all of its assets. In addition, Wu Ji Network and its shareholders, Ms. Wang Xiu Ling and Mr. Wang Lei Lei agreed that Wu Ji Network will not carry on any transactions that may materially adversely affect its operations and will appoint Puccini Network's nominees as its directors, chief executive officer and other senior officers. The term of this agreement is 10 years from the date of execution.

                                                                      SCHEDULE V

               SUBSIDIARIES OF THE COMPANY INCORPORATED IN THE PRC

                       TOM.COM (China) Investment Limited
                      Beijing Super Channel Network Limited
                     Shanghai Super Channel Network Limited
                Beijing GreaTom United Technology Company Limited
                  Puccini Network Technology (Beijing) Limited

                                                                     SCHEDULE VI

                           SUBSIDIARIES OF THE COMPANY
                         INCORPORATED OUTSIDE OF THE PRC

                               Lahiji Vale Limited
                               Laurstinus Limited
                       Advanced Internet Services Limited
                       Bright Horizon Enterprises Limited
                          Puccini International Limited

                                                                    SCHEDULE VII

                           SUBSIDIARIES OF THE COMPANY
                            INCORPORATED IN HONG KONG

                       Advanced Internet Services Limited

                                                                       Exhibit A

        FORM OF OPINION TO BE DELIVERED BY ISSUER'S UNITED STATES COUNSEL

                                                                       Exhibit B

              FORM OF OPINION TO BE DELIVERED BY HONG KONG COUNSEL

                                                                       Exhibit C

                 FORM OF OPINION TO BE DELIVERED BY PRC COUNSEL

                                                                       Exhibit D

               FORM OF OPINION TO BE DELIVERED BY CAYMANS COUNSEL

                                                                       Exhibit E

             FORM OF OPINION TO BE DELIVERED BY DEPOSITARY'S COUNSEL

                                                                       Exhibit F

                             FORM OF LOCK-UP LETTER

                                                     [.], 2004

Citigroup Global Markets Asia Limited
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley Dean Witter Asia Limited
26th Floor, Three Exchange Square
Central, Hong Kong.

Dear Sirs and Mesdames:

       The undersigned understands that Citigroup Global Markets Asia Limited ("Citigroup") and Morgan Stanley Dean Witter Asia Limited ("Morgan Stanley") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with TOM Online Inc., a Cayman Islands Company (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters named therein (the "Underwriters"), of 11,250,000 American Depositary Shares ("ADSs") representing 900,000,000 ordinary shares, par value HK$[.] per share (each, an "Ordinary Share"), each ADS representing 80 Ordinary Shares.

       Concurrent with the Public Offering, the Company is entering into an agreement (the "Hong Kong Underwriting Agreement") providing for the public offering by the Company for subscription in Hong Kong (the "Hong Kong Public Offering") of up to an aggregate of 100,000,000 Ordinary Shares (the "Hong Kong Shares") through arrangements with certain underwriters in Hong Kong (the "Hong Kong Underwriters"). The undersigned understands that Citigroup and Morgan Stanley shall act as the joint global coordinators (the "Joint Global Coordinators") for the Public Offering and the Hong Kong Public Offering.

       To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, it will not (and will not publicly announce any intention to), during the period beginning on the date hereof and ending 6 months after the date of the listing of the Hong Kong Shares, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares of the Company or any securities convertible into, or exercisable or exchangeable for ADSs or Ordinary Shares of the Company, (ii) file any registration statement with the Securities and Exchange Commission relating to the offering of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of ADSs or Ordinary Shares of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the sale of ADSs or Ordinary Shares of the Company to the Underwriters pursuant to the over-allotment option, (ii) the loan of Ordinary Shares of the Company to the Underwriters pursuant to stock borrowing arrangements, and (iii) transactions relating to the Ordinary Shares or other securities of the Company acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 6 months after the date of the listing of the Hong Kong Shares, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares of the Company or any security convertible into or exercisable or exchangeable for Ordinary Shares of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Ordinary Shares of the Company except in compliance with the foregoing restrictions.

       Notwithstanding the foregoing, if (i) during the last 17 days of the 12 months restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 12 months restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 12 months period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

       The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned understands that monetary damages may not be an adequate remedy for breach of this Lock-Up Agreement and that the Company and the Underwriters shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Lock-Up Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Lock-Up Agreement but shall be in addition to all other remedies available at law or equity. Neither the Company nor the Underwriters shall be liable for any punitive, special, consequential or indirect damages arising under this Lock-Up Agreement. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

       Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

       We hereby acknowledge, accept and agree to the provisions set forth in
Section 10(a) of the Underwriting Agreement, which Section 10(a) is incorporated herein by reference as if set forth in full herein; provided that, for purposes of such incorporation, references therein to the "Company" shall be deemed to refer to "TOM Group Limited".

       This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                                 Very truly yours,


                                                 _________________________
                                                 TOM Group Limited


                                                 _________________________
                                                 (Address)



Accepted as of the date hereof


CITIGROUP GLOBAL MARKETS ASIA LIMITED,
     as Global Coordinator


     By:__________________________
        Name:
        Title:

MORGAN STANLEY DEAN WITTER ASIA LIMITED, as Global Coordinator


     By:__________________________
        Name:
        Title: